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                                                                     Exhibit 5.2


                                October 23, 1998



Stroock & Stroock & Lavan LLP
180 Maiden Lane
New York, New York 10038-4982

        Re: Registration Statement on Form S-4
            (File No. 333-62775)

Ladies and Gentlemen:

        We have acted as special Maryland counsel to those subsidiaries, each a Maryland corporation, of NE Restaurant Company, Inc., a Delaware corporation (the "Company"), listed on Schedule A attached hereto (each a "Subsidiary Guarantor" and, collectively, the "Subsidiary Guarantors"), in connection with the filing with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"), of a Registration Statement on Form S-4 (the "Registration Statement") relating to (i) the offer (the "Exchange Offer") by the Company to exchange $ 1,000 principal amount of its 10 3/4% Senior Notes due 2008 (the "Exchange Notes") for each $ 1,000 principal amount of its outstanding 10 3/4% Senior Notes due 2008 (the "Private Notes"), of which $ 100,000,000 aggregate principal amount was issued and sold on July 20, 1998 in a transaction exempt from registration under the Act and is outstanding on the date hereof and (ii) the registration by the Subsidiary Guarantors of certain guarantees of the Exchange Notes (the "Subsidiary Guarantees"). The Private Notes were issued, and the Exchange Notes are to be issued, under the Indenture dated as of July 20, 1998 between the Company and United States Trust Company of New York, as trustee (the "Trustee") (the "Indenture"), as supplemented by the Supplemental Indenture, dated as of July 21, 1998, by and among the Company, the Subsidiary Guarantors and the Trustee (the "Supplemental Indenture"). The Supplemental Indenture encompasses the Subsidiary Guarantees.

        As such special Maryland counsel, we have examined originals or copies of (i) the Articles of Incorporation and Bylaws of the Subsidiary Guarantors, each as amended to date, (ii) the Indenture, (iii) the Supplemental Indenture, and (iv) the Registration Statement, substantially in the form in which it is to become effective. We have also examined and relied upon certificates of the Maryland State Department of Assessments and Taxation to the effect that the Subsidiary Guarantors are each duly incorporated and existing under the laws of the State of Maryland and in good standing and duly authorized to transact business in the State of Maryland.

        We have assumed, without independent verification, the genuineness of signatures on documents reviewed by us, the authenticity of all documents submitted to us as originals, and the conformity with originals of all documents submitted to us as copies. As to various matters of fact material to the opinions hereinafter expressed, we have relied on certificates of officers of the Subsidiary Guarantors.




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Stroock & Stroock & Lavan LLP
Page 2

        Based upon and subject to the foregoing and to the limitations set forth below, we are of the opinion that:

        1. Each Subsidiary Guarantor has the corporate power and authority to execute, deliver and perform the Supplemental Indenture and its Subsidiary Guarantee.

        2. The execution and delivery of the Supplemental Indenture have been duly authorized by the Subsidiary Guarantors.

        3. Each Subsidiary Guarantee, as set forth in the Supplemental Indenture, has been duly and validly authorized by all necessary corporate action on the part of the applicable Subsidiary Guarantor.

        This letter expresses our opinion with respect to the Maryland General Corporation Law. It does not extend to the securities or "Blue Sky" laws of Maryland, to federal securities laws, or to other laws.

        You may rely on our foregoing opinion in rendering your opinion that is to be filed as an exhibit to the Registration Statement. We consent to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not hereby admit that we are experts with respect to any part of the Registration Statement within the meaning of the term "expert" as used in the Securities Act of 1933, as amended, or the rules and regulations of the Commission issued thereunder. This opinion may not be relied upon by any other person or for any other purpose without our prior consent.

                                Very truly yours,

                                /s/ Venable, Baetjer and Howard, LLP
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                                  Schedule A


Bertucci's of Anne Arundel County, Inc.
Bertucci's of Baltimore County, Inc.
Bertucci's of Bel Air, Inc.
Bertucci's of White Marsh, Inc.
Bertucci's of Columbia, Inc.